Exhibit 10.3

Arvinas, Inc.

RESTRICTED STOCK AGREEMENT

Incentive Share Plan

The Recipient named below was granted an award of Incentive Shares (the “Incentive Share Award”) by Arvinas Holding Company, LLC (the “LLC”) under the LLC’s Incentive Share Plan (the “Plan”). In connection with the conversion of the LLC into Arvinas, Inc., a Delaware corporation, (the “Company”), the Company assumed the Plan and the Incentive Share Award, to the extent unvested, converted into a restricted stock award, pursuant to the terms of the Plan, the Second Amended and Restated Operating Agreement of the LLC, dated as of March 29, 2018, as amended from time to time and the Plan of Conversion as approved by the Board of Managers and Unitholders of the LLC (the “Restricted Stock Award”). This Restricted Stock Agreement (this “Agreement”) is made between the Company and the Recipient and governs the Restricted Stock Award.

Notice of Grant

Name of Recipient:

Grant Date:

Number of shares of restricted common stock, $0.001 par value per share, of the Company (“Common Stock”):

Vesting Commencement Date:

Vesting Schedule:

Vesting Date:	Number of Shares that Vest:

All vesting is dependent on the Recipient’s Continuous Service to the Company or the Related Entities, as provided herein.

This Agreement includes this Notice of Grant and Exhibit A – General Terms and Conditions attached hereto, which is expressly incorporated by reference to its entirety herein. This Restricted Stock Award is subject to the terms of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Arvinas, Inc.

Signature of Recipient

By:
Street Address		Name of Officer: Title:

City/State/Zip Code

ARVINAS, INC.

Incentive Share Plan

Restricted Stock Agreement

Exhibit A

General Terms and Conditions

The terms and conditions of the award of shares of restricted Common Stock (the “Restricted Shares”) made to the Recipient, as set forth on the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), are as follows:

1.    Issuance of Restricted Shares.

(a)    The Restricted Shares are issued to the Recipient, effective as of the Grant Date (as set forth on the Notice of Grant), upon the conversion of the LLC into the Company and the conversion of the Incentive Share Award into the Restricted Stock Award.

(b)    The Restricted Shares will initially be issued by the Company in book entry form only, in the name of the Recipient. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Restricted Shares. The Recipient agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.    Vesting.

(a)    Unless otherwise provided in this Agreement, the Restricted Shares shall vest in accordance with the vesting schedule set forth on the Notice of Grant, provided that the Continuous Service of the Recipient with the Company or its Related Entities continues through and on the applicable vesting date. There shall be no proportionate or partial vesting in the periods prior to each vesting date and, except as otherwise specifically provided herein, all vesting shall occur only on the applicable vesting date.

(b)    The Restricted Shares shall vest in full and immediately become free from the risk of forfeiture if the Recipient’s Continuous Service to the Company and its Related Entities has not terminated at the time that a Sale Transaction is consummated and the Recipient’s Continuous Service is terminated without cause, as determined by the Board, within twelve (12) months after such Sale Transaction. In addition, the Board shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company and its Related Entities, to accelerate the vesting of any Restricted Shares under this Agreement, at such times and upon such terms and conditions as the Board shall deem advisable.

(c)    For purpose of this Agreement the following terms shall have the following meanings:

(i)    “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of manager, director, officer, employee, advisor or consultant. Continuous Services shall not be considered to be interrupted in the case of (i) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave); (ii) transfers among the Company and its Related Entities in any capacity of manager, director, officer, employee, advisor or consultant; or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of manager, director, officer, employee, advisor or consultant.

(ii)    “Related Entity” means any Subsidiary and/or any other entity which is designated by the Company, from time to time, and as set forth in a written instrument, as a Related Entity.

(iii)    “Subsidiary” means any entity of which the Company owns fifty percent (50%) or more of the ownership interests directly, or indirectly via another Subsidiary.

(iv)    “Sale Transaction” means (1) a merger or consolidation in which the Company is a constituent party except any such merger or consolidation involving the Company in which the equity ownership of the Company outstanding immediately prior to such merger or consolidation continues to represent, or is converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity ownership of (x) the surviving or resulting entity, or (y) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (provided that, all Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Common Stock is converted or exchanged) or (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole.

3.    Forfeiture of Unvested Restricted Shares Upon Cessation of Service.

If the Recipient’s Continuous Service with the Company or a Related Entity is terminated for any reason, any Restricted Shares that are not vested, and that do not become vested pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Board shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Restricted Shares pursuant to this Section 3.

4.    Restrictions on Transfer.

The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, unless such Transfer is approved by the Board. The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

5.    Restrictive Legends.

The book entry account reflecting the issuance of the Restricted Shares in the name of the Recipient shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6.    Rights as a Shareholder.

Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that the payment of any dividends on unvested Restricted Shares shall be accrued until such shares vest (with such accrued dividends being paid to the Recipient within 30 days after the vesting of the applicable Restricted Shares).

7.    Tax Matters.

(a)    Acknowledgments; Section 83(b) Election. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition of the Restricted Shares, including with respect to the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares.

(b)    Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the grant or vesting of the Restricted Shares. The Company shall not release from the risk of forfeiture any shares of the Company’s common stock to the recipient until it is satisfied that all required withholdings have been made.

8.    Adjustments for Certain Transactions. Should any change be made to the Common Stock by reason of any split, share dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made, at the discretion of the Board, to the number and/ or class of securities subject to this Restricted Stock Award.

9.    Miscellaneous.

(a)    No Right to Continued Employment or Other Status. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her Continuous Service with the Company and its Related Entities, this Agreement does not constitute an express or implied promise of continued employment or other service or confer upon the Recipient any rights with respect to continued employment or any other relationship with the Company and its Related Entities.

(b)    No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable in specific cases.

(c)    Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Board, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his or her heirs and legal representatives and on the successors and assigns of the Company.

(d)    Conditions on Delivery of Stock. The Company will not be obligated to release from forfeiture any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreement have been met to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Recipient has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(e)    Administration by Board. The Board will administer this Agreement and may construe and interpret the terms hereof. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem expedient to carry the Agreement into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this Agreement made in good faith.

(f)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”). All references herein to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority hereunder have been delegated to such Committee.

(g)    Severability. If any provisions of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or this award under any applicable law, such provision shall be construed or deemed amended to conform to applicable law or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect.

(h)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

(i)    Jurisdiction and Venue. The Company and the Recipient each irrevocably and unconditionally (i) agree that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of Connecticut in the County of New Haven; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court papers may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

(j)    Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(k)    Plan. This Restricted Stock Award is subject to the terms of the Plan.

(l)    Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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NOTICE ON 83(B) ELECTIONS

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT. YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE GRANT DATE.

YOU (AND NOT THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY, ITS AGENTS OR ANY OTHER PERSON TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON HAS PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The 83(b) election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

SECTION 83(B) ELECTION

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. § 1.83-2:

1.	The name, address, and taxpayer identification number of the undersigned are:

Name:	[Recipient Name]
Address:	[Recipient Address]
[Recipient Address]
Taxpayer Identification Number: [ - - ]

2.	The property with respect to which this election is being made is [ ] shares of common stock, $0.001 par value per share, of Arvinas, Inc., a Delaware corporation (the “Company”).

3.

The date on which the property was transferred or the date on which the restrictions on such property were imposed, whichever is later, is                                      , 2018 and the taxable year for which this election is being made is the calendar year 2018.

4.	The property is subject to vesting provisions and may be forfeited under the terms of a stock restriction agreement executed between the undersigned and the Company.

5.

The fair market value of the property at the time of the transfer or the date on which the restrictions on such property were imposed, whichever is later, (determined without regard to any lapse restriction, as defined in Treas. Reg. § 1.83-3(i)) is $[            ], equal to a fair market value of $[            ] per share.

6.

The amount paid for the property by the undersigned is [            ] incentive shares in Arvinas Holding Company, LLC, a Delaware limited liability company, having a fair market value of $[            ] equal to a purchase price of $[            ] per share.

7.	This statement is executed on [ ], 2018.

In accordance with Treas. Reg. § 1.83-2(d) & (e)(7), a copy of this statement has been furnished to the Company.

Signature of Taxpayer	Signature of Spouse (if any)